Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated April 17, 2013 relating to the consolidated financial statements of Red Metal Resources Ltd. for the registration of up to 2,500,000 shares of its common stock.
/s/DMCL

DALE MATHESON CARR-HILTON LABONTE LLP
Chartered Accountants
Vancouver, Canada
May 17, 2013